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                                                                   EXHIBIT 99.B6

                          PLACEMENT AGENCY AGREEMENT

                          MASTER INVESTMENT PORTFOLIO
                               111 Center Street
                          Little Rock, Arkansas 72201



                               February 25, 1994


Stephens Inc.
111 Center Street
Little Rock, Arkansas 72201

Dear Sirs:

     This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, Master Investment Portfolio, a Delaware business trust (the "Master Portfolio") consisting of the portfolios named on Schedule 1 hereto, as such Schedule may be revised from time to time (each, a "Master Series"), has agreed that you shall be, for the period of this Agreement, the exclusive placement agent for shares of beneficial interest of each Master Series.

     1. You will act as agent for the private placement of shares of each Master Series covered by, and in accordance with, the registration statement and prospectus then in effect under the Investment Company Act of 1940, as amended, and will transmit promptly any orders received by you for purchase or redemption of shares of a Master Series to the Transfer and Dividend Disbursing Agent for the Master Portfolio of which the Master Portfolio has notified you in writing. All orders from you shall be subject to acceptance and confirmation by the Master Portfolio.

     2. You shall act as exclusive placement agent for each Master Series' shares in compliance with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the Investment Company Act of 1940, as amended, by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934, as amended.

     3. Whenever in their judgment such action is warranted by market, economic or political conditions, or by abnormal circumstances of any kind, the Master Portfolio's officers may decline to accept any orders for, or make any sales of, any of the Master Series' shares until such time as they deem it advisable to accept such orders and to make such sales and the Master Portfolio shall advise you promptly of such determination.

     4. Ownership of Master Series shares sold hereunder shall be registered in such names and denominations as are specified in writing to the Master Portfolio or to its agent designated for the purpose. No certificates for shares of the Master Series will be issued.

     5. The Master Portfolio agrees to pay all expenses in connection with maintaining facilities for the issue and transfer of the Master Series' shares and for supplying information, prices and

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other data to be furnished by the Master Portfolio hereunder, and all expenses in connection with preparing and printing the Master Portfolio's prospectuses and statements of additional information for regulatory purposes and for distribution to shareholders; provided, however, that nothing contained herein shall be deemed to require the Master Portfolio to pay any of the costs of advertising the sale of the Master Series' shares. You shall pay all other expenses incurred by you in connection with the sale of the Master Series' shares as contemplated in this agreement.

     6. All shares offered for sale and sold by you shall be offered for sale and sold by you to investors at the price per share (the "offering price," which is the net asset value per share) specified and determined as provided in the prospectus relating to the offering of relevant Master Series' shares for sale. If the offering price is not an exact multiple of one cent, it shall be adjusted to the nearest full cent. The Master Portfolio shall determine and furnish promptly to you a statement of the offering price at least once on each day on which the prospectus states the Master Portfolio is required to determine the relevant Master Series' net asset value for the purpose of pricing purchase orders. Each offering price shall become effective at the time and shall remain in effect during the period specified in the statement. Each such statement shall show the basis of its computation. For purposes of establishing the offering price, the Master Portfolio shall consider a purchase order to have been presented to it at the time it was originally entered by you for transmission to it, provided the original purchase order and your fulfilling order to the Master Portfolio are appropriately time stamped or evidenced to show the time of original entry and that your fulfilling order to the Master Portfolio is received by the Master Portfolio within a time deemed by it to be reasonable after the purchase order was originally entered. Purchases of shares shall be made for full and fractional shares, carried to the third decimal place.

     7. The Master Portfolio shall furnish you from time to time, for use in connection with the sale of the Master Series' shares, such information with respect to the Master Portfolio and the Master Series' shares as you may reasonably request, all of which shall be signed by one or more of the Master Portfolio's duly authorized officers; and the Master Portfolio warrants that the statements contained in any such information, when so signed by the Master Portfolio's officers, shall be true and correct. The Master Portfolio also shall furnish you with copies of its reports to shareholders and such additional information regarding a Master Series' financial condition as you may reasonably request from time to time.

     8. The Master Portfolio represents to you that all registration statements and prospectuses filed by the Master Portfolio with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, with respect to the Master Series' shares have been carefully prepared in conformity with the requirements of said Act and rules and regulations of the Securities and Exchange Commission thereunder. As used in this agreement the terms "registration statement" and "prospectus" shall mean any registration statement and prospectus, including the statement of additional information incorporated by reference therein, filed with the Securities and Exchange Commission and any amendments and supplements thereto which at any time shall have been filed with said Commission. The Master Portfolio represents and warrants to you that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with said Act and the rules and regulations of said Commission; that all statements of fact contained in any such registration statement and prospectus will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Master Portfolio may but shall not be obligated to propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Master Portfolio's counsel,

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be necessary or advisable. If the Master Portfolio shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Master Portfolio of a written request from you to do so, you may, at your option, terminate this agreement or decline to make offers of the Master Series' securities until such amendments are made. The Master Portfolio shall not file any amendment to any registration statement or supplement to any prospectus without giving you reasonable notice thereof in advance; provided, however, that nothing contained in this agreement shall in any way limit the Master Portfolio's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Master Portfolio may deem advisable, such right being in all respects absolute and unconditional.

     9. The Master Portfolio authorizes you to use any prospectus in the form furnished to you from time to time, in connection with the sale of the Master Series' shares. The Master Portfolio agrees to indemnify, defend and hold you, your several officers and directors, and any person who controls you within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which you, your officers and directors, or any such controlling person, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement or any prospectus or necessary to make the statements in either thereof not misleading; provided, however, that the Master Portfolio's agreement to indemnify you, your officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement or prospectus in reliance upon and in conformity with written information furnished to the Master Portfolio by you specifically for use in the preparation thereof. The Master Portfolio's agreement to indemnify you, your officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Master Portfolio's being notified of any action brought against you, your officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to the Master Portfolio at its office in San Francisco, California within ten days after the summons or other first legal process shall have been served. The failure so to notify the Master Portfolio of any such action shall not relieve the Master Portfolio from any liability which the Master Portfolio may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Master Portfolio's indemnity agreement contained in this paragraph 9. The Master Portfolio will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Master Portfolio and approved by you. In the event the Master Portfolio elects to assume the defense of any such suit and retain counsel of good standing approved by you, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Master Portfolio does not elect to assume the defense of any such suit, or in case you do not approve of counsel chosen by the Master Portfolio, the Master Portfolio will reimburse you, your officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by you or them. The Master Portfolio's indemnification agreement contained in this paragraph 9 and the Master Portfolio's representations and warranties in this agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you, your officers and directors, or any controlling person, and shall survive the delivery of any of the Master Series' shares. This agreement of indemnity will inure exclusively to your benefit, to the benefit of your several officers and directors, and their respective

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estates, and to the benefit of any controlling persons and their successors. The
Master Portfolio agrees promptly to notify you of the commencement of any litigation or proceedings against the Master Portfolio or any of its officers or Trustees in connection with the issue and sale of any of the Master Series' shares.

     10. You agree to indemnify, defend and hold the Master Portfolio, its several officers and Trustees, and any person who controls the Master Portfolio within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Master Portfolio, its officers or Trustees, or any such controlling person, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Master Portfolio, its officers or Trustees, or such controlling person resulting from such claims or demands, shall arise out of or be based upon (a) any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by you to the Master Portfolio specifically for use in the Master Portfolio's registration statement and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by you to the Master Portfolio and required to be stated in such answers or necessary to make such information not misleading or (b) any act or omission or alleged act or omission on your part as the Master Portfolio's agent that has not been expressly authorized by the Master Portfolio in writing. Your agreement to indemnify the Master Portfolio, its officers and Trustees, and any such controlling person, as aforesaid, is expressly conditioned upon your being notified of any action brought against the Master Portfolio, its officers or Trustees, or any such controlling person, such notification to be given by letter or telegram addressed to you at your principal office in Little Rock, Arkansas within ten days after the summons or other first legal process shall have been served. You shall have the right to control the defense of such action, with counsel of your own choosing, satisfactory to the Master Portfolio, if such action is based solely upon such alleged misstatement or omission on your part, and in any other event the Master Portfolio, its officers or Trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify you of any such action shall not relieve you from any liability which you may have to the Master Portfolio, its officers or Trustees, or to such controlling person by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of your indemnity agreement contained in this paragraph 10.

     11. None of the Master Series' shares shall be offered by either you or the Master Portfolio under any of the provisions of this agreement and no orders for the purchase or sale of such shares hereunder shall be accepted by the Master Portfolio if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Investment Company Act of 1940, as amended; provided, however, that nothing contained in this paragraph 11 shall in any way restrict or have an application to or bearing upon the Master Portfolio's obligation to repurchase any of the Master Series' shares from any shareholder in accordance with the provisions of the Master Portfolio's prospectus or Declaration of Trust.

     12.  The Master Portfolio agrees to advise you immediately in writing:

     (a) of any request by the Securities and Exchange Commission for amendments to the registration statement or prospectus then in effect or for additional information;

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     (b)  in the event of the issuance by the Securities and Exchange
  Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation of any proceeding for that purpose;

     (c) of the happening of any event which makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

     (d) of all actions of the Securities and Exchange Commission with respect to any amendments to any registration statement or prospectus which may from time to time be filed with the Securities and Exchange Commission.

     13. Insofar as they concern the Master Portfolio, the Master Portfolio shall comply with all applicable laws, rules and regulations, including, without limiting the generality of the foregoing, all rules or regulations made or adopted pursuant to the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, or by any securities association registered under the Securities Exchange Act of 1934, as amended.

     14. You may, if you desire and at your own cost and expense, appoint or employ agents to assist you in carrying out your obligations under this agreement, but no such appointment or employment shall relieve you of any of your responsibilities or obligations to the Master Portfolio under this agreement.

     15. As to each Master Series, subject to the provisions of Paragraph 8, this agreement shall continue until the date set forth opposite such Master Series' name on Schedule 1 hereto (the "Reapproval Date"), and thereafter shall continue automatically for successive annual periods ending on the day of each year set forth opposite such Master Series' name on Schedule 1 hereto (the "Reapproval Day"), provided such continuance is specifically approved at least annually by (i) the Master Portfolio's Board of Trustees or (ii) vote of a majority (as defined in the Investment Company Act of 1940, as amended) of the Master Portfolio's outstanding voting securities, provided that in either event its continuance also is approved by a majority of the Master Portfolio's trustees who are not "interested persons" (as defined in said Act) of any party to this agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This agreement is terminable without penalty, on 60 days' notice, by vote of holders of a majority of the Master Portfolio's shares, and, as to each Master Series, by the Master Portfolio's Board of Trustees or by you. This agreement also will terminate automatically, as to the relevant Master Series, in the event of its assignment (as defined in said Act).

     16. This agreement has been executed on behalf of the Master Portfolio by the undersigned officer of the Master Portfolio in his capacity as an officer of the Master Portfolio. The obligations of this agreement shall only be binding upon the assets and property of the relevant Master Series, as provided for in the Master Portfolio's Agreement and Declaration of Trust, and shall not be binding upon any Trustee, officer or shareholder of the Master Portfolio or Master Series individually.

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       Please confirm that the foregoing is in accordance with your understanding and indicate your acceptance hereof by signing below, whereupon it shall become a binding agreement between us.

                                   Very truly yours,

                                   MASTER INVESTMENT PORTFOLIO


                                   By: /s/ Richard H. Blank, Jr.
                                       -------------------------

                                   Name: Richard H. Blank, Jr.


                                   Title: Chief Operating Officer



ACCEPTED:

STEPHENS INC.


By: /s/ Richard H. Blank, Jr.
    -------------------------

Name: Richard H. Blank, Jr.


Title: Vice President


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                                   SCHEDULE 1
                                   ----------


Name of Master Series
---------------------

LifePath 2000 Master Series

LifePath 2010 Master Series

LifePath 2020 Master Series

LifePath 2030 Master Series

LifePath 2040 Master Series

Asset Allocation Master Series

Bond Index Master Series

Money Market Master Series

S & P 500 Index Master Series

U.S. Treasury Allocation Master Series

Extended Index Master Series

U.S. Equity Index Master Series



Dated:  February 25, 1998
Approved as amended:  October 28, 1998 to include the Extended Index and U.S.
                      Equity Index Master Series

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